                                                                     Exhibit 4.3

      THIS WARRANT AND THE SHARES OBTAINABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS (COLLECTIVELY, THE "ACTS"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER ALL APPLICABLE ACTS OR UNLESS AN OPINION OF COUNSEL IS DELIVERED TO THE ISSUER IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE UNDER ALL APPLICABLE ACTS.

No. CS-1                                                        October 30, 2003

                      PREDIX PHARMACEUTICALS HOLDINGS, INC.

                          WARRANT FOR NEW COMMON STOCK

      THIS CERTIFIES THAT, for value received, RRD International, LLC, or its registered assigns (the "Holder"), is entitled, subject to the vesting provisions set forth herein, to subscribe for and purchase from Predix Pharmaceuticals Holdings, Inc., a Delaware corporation (the "Company"), at any time prior to or upon October 30, 2008, or, in the event such date is a Saturday, Sunday or United States holiday, the next business day (the "Expiration Date"), up to one hundred eighty thousand (180,000) shares (the "Shares") of the Company's New Common Stock, $0.01 par value (the "Common Stock"), at an exercise price of $1.00 per share (the "Exercise Price").

      This Warrant is subject to the following terms and conditions:

      1. Vesting.

      (a) Upon the terms and subject to the conditions set forth herein, this Warrant shall vest and Warrants shall be exercisable in five equal installments upon the execution of this Agreement and the achievement of certain milestones set forth below in accordance with the following vesting schedule:

            (i) 20% of this Warrant (representing 36,000 Shares) shall vest upon execution of this Agreement by both parties hereto.

            (ii) 20% of this Warrant (representing 36,000 Shares) shall vest immediately upon completion of the pre-IND meetings for the Company's PRX-00023 product with the FDA or similar meetings with a foreign equivalent agency; provided, however, that if such pre-IND meetings or foreign equivalent meetings are not required, the portion of the Warrant subject to vesting under this clause (ii) shall vest upon completion of the milestone set forth in clause
(iii) below.

            (iii) 20% of this Warrant (representing 36,000 Shares) shall vest immediately upon filing of the IND for the Company's PRX-00023 product with the FDA or upon an equivalent filing with a foreign agency.

            (iv) 20% of this Warrant (representing 36,000 Shares) shall vest immediately upon enrollment of the first subject/patient in clinical trials for the Company's PRX-00023 product.

            (v) 20% of this Warrant (representing 36,000 Shares) shall vest on July 31, 2004.

Notwithstanding anything herein to the contrary, the milestones set forth above and the vesting provisions of this Warrant Agreement may be accelerated pursuant to the provisions of the Master Services Agreement and any Work Orders thereto entered into between the Company and the Holder of this Warrant as of October 30, 2003.

      2. Exercise; Payment.

      (a) Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, at any time, or from time to time, by the surrender of this Warrant (together with a duly executed notice of exercise (the "Notice of Exercise") in the form attached hereto as Exhibit A) at the address of the Company's principal corporate offices set forth in Section 6 hereof, and by payment to the Company of an amount equal to the Exercise Price multiplied by the number of the Shares being purchased, which amount may be paid by the Holder by wire transfer or check payable to the order of the Company. The Person in whose name any certificate representing the Shares issuable upon any exercise of this Warrant shall be deemed to have become the holder of record of, and shall be treated for all purposes as the record holder of the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which such surrender and payment are made. As used herein, the term "Person" means any individual or any corporation, partnership, trust, limited liability company or other entity or organization of any kind.

      (b) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, as promptly as practicable on or after the date of exercise and in any event within thirty days thereafter, the Company at its expense shall issue and deliver to the Person or Persons entitled to receive the same a certificate or certificates representing the number of Shares issued upon such exercise. In the event that this Warrant is exercised in part, as promptly as practicable on or after the date of exercise and in any event within thirty days thereafter, the Company at its sole expense will execute and deliver a new Warrant of like tenor exercisable for the number of Shares for which this Warrant may then be exercised.

      (c) Taxes. The issuance of the Shares upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such Shares, shall be made without charge to the Holder for any tax or other charge of whatever nature in respect of such issuance and the Company shall bear any such taxes in respect of such issuance.

      3. Stock Fully Paid; Reservation of Shares. All of the Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all preemptive rights, rights of first refusal or first offer, taxes, liens and charges of whatever nature, with respect to the issuance thereof. During the period within which the rights represented by this Warrant may be exercised, the Company shall use its best efforts, including soliciting its stockholders for requisite approval, to at all times have authorized and reserved for issuance a sufficient number of shares of its Common Stock to provide for the full exercise of the rights represented by this Warrant. In connection with any amendment to the Company's Certificate of Incorporation (the "Certificate of Incorporation") to effect the foregoing, the Holder will vote all shares of the Company's capital stock held by such Holder in favor of such amendment. The Company hereby agrees that the issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the proper certificates for Shares upon the full or each partial exercise of this Warrant and shares of Common Stock issuable upon any conversion of all or any portion of such Shares.

      4. Adjustment of Exercise Price and Number of Shares. The number and class or series of Shares purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

      (a) Adjustment for Reclassification, Consolidation or Merger. If while this Warrant, or any portion hereof, remains outstanding and unexpired there shall be (i) a reorganization or recapitalization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another Person in which the Company is not the surviving entity, or a reverse merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other Person in one transaction or a series of related transactions, then, as a part of such reorganization, recapitalization, merger, consolidation, sale or transfer, unless otherwise directed by the Holder, all necessary or appropriate lawful provisions shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the greatest number of shares of stock or other securities or property that a holder of the Shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, recapitalization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately prior to such reorganization, recapitalization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. If the per Share consideration payable to the Holder for Shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. The foregoing provisions of this paragraph shall similarly apply to successive reorganizations, recapitalizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustment shall be made in the application of the provisions of this Warrant (including adjustment of the Exercise Price and number of Shares purchasable pursuant to the terms and conditions of this Warrant) with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable or issuable after such reorganization, recapitalization, merger, consolidation, sale or transfer upon exercise of this Warrant.

      (b) Adjustments for Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split or subdivide any class of securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the number of shares of such class issuable upon exercise of this Warrant immediately prior to such split or subdivision shall be proportionately adjusted and the Exercise Price for such class of securities shall be proportionately adjusted. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall combine any class of securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the number of shares of such class issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately adjusted and the Exercise Price for such class of securities shall be proportionately adjusted.

      (c) Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of any class of securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of such class of security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the class of security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during said period, giving effect to all adjustments called for during such period by the provisions of this Section 4.

      (d) Further Adjustments. In case at any time or from time to time the Company shall take any action that affects the Shares, other than an action described herein, then, unless such action will not have a materially adverse effect upon the rights of the Holder, the number of Shares into which this Warrant is exercisable shall be adjusted in such a manner and at such time as shall be equitable in the circumstances.

      (e) Notice of Adjustments. Upon any adjustment of the Exercise Price and any increase or decrease in the number of Shares purchasable upon the exercise of this Warrant, then, and in each such case, the Company, within 30 days thereafter, shall give written notice thereof to the Holder at the address of such Holder as shown on the books of the Company which notice shall state the Exercise Price as adjusted and, if applicable, the increased or decreased number of Shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each.

      5. Transfers, etc.

      (a) At any time prior to the Expiration Date, the Warrants shall only be transferable to Affiliates (as defined below) (each transferee shall be referred to as a "Permitted Transferee"); and, provided further, that any such transfer does not increase the total number of holders of Warrants by more than one (taking into account all prior transfers of any one Warrant) and will not increase the total number of stockholders of the Company by more than one (taking into account all prior transfers of any one Warrant). For purposes of this Warrant, "Affiliate" of a Holder shall mean any of the stockholders, subsidiaries, officers, directors, members or partners of such Holder, and any other corporation, partnership or other business entity which directly or indirectly controls, is controlled by or is under common control with, such Holder.

      (b) Any transfer pursuant to Section 5(a) shall be effected upon surrender of this Warrant with a properly executed assignment (in the form attached hereto as Exhibit B) at the principal office of the Company (or, if another office or agency has been designated by the Company for such purpose, then at such other office or agency).

      6. Notices.

      (a) All notices, requests, consents, and other communications under this Warrant shall be in writing and shall be deemed delivered (i) seven business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) three business days after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

      If to the Company, at 10 K Gill Street, Woburn, Massachusetts 01801,
Attention: Chief Financial Officer, or at such other address as may have been furnished in writing by the Company to the Holder, with a copy to Hale and Dorr LLP, 650 College Road East, Princeton, New Jersey 08540, Attention: Richard S. Mattessich, Esq.; or

      If to a Holder, at 11 North Washington Street, Suite 310, Rockville, Maryland 20850, Attention: Joseph P. Clancy, or at such other address as may be furnished in writing by the Holder to the Company, with a copy to Curtin, Law, Roberson, Dunigan & Salans, 900 M Street, NW, Washington, DC 20036, Attn: Thomas Dunigan, Esq.

      (b) Either party may give any notice, request, consent or other communication under this Warrant using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Either party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other party notice in the manner set forth in this Section.

      7. Legends. Each certificate evidencing the Shares issued upon exercise of this Warrant, or transfer of such Shares (other than a transfer registered under the Securities Act, or any subsequent transfer of Shares so registered) shall be stamped or imprinted with a legend substantially in the following forms:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

      8. Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder. Instead, the Company shall pay to such Holder an amount in cash equal to any fractional share to which such Holder would be entitled, multiplied by the Fair Market Value of a Share, as determined in good faith by the Company's Board of Directors. For purposes of this Section 8, the Fair Market Value of one Share shall equal: (a) the average of the closing sale price of the Common Stock (or any other security for which this Warrant is then exercisable) as quoted on the Nasdaq Stock Market or in the Over-The-Counter Market Summary or the closing price quoted on any national securities exchange on which such securities are listed, whichever is applicable, as reported in The Wall Street Journal for the ten trading days immediately prior to the date of determination of Fair Market Value (or, if no sales take place on any such trading day, the average of the closing bid and asked prices on such trading day); or (b) if the Common Stock (or any other security for which this Warrant is then exercisable) is not quoted on the Nasdaq Stock Market or Over-The-Counter or on a national securities exchange, the Fair Market Value of a Share shall be established in good faith by the Company's Board of Directors.

      9. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as follows:

      (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms;

      (b) The Company shall use its best efforts to ensure that the Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, and free from all preemptive rights, rights of first refusal or first offer, taxes, liens and charges of whatever nature; and

      (c) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Certificate of Incorporation, as then in effect, and the Company's by-laws (the "By-Laws"), as then in effect.

      10. Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

      (a) This Warrant is being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the Shares issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale that would violate the Securities Act.

      (b) The Holder understands that the Warrant and the Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempted from such registration.

      (c) The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

      (d) The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.

      (e) The Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

      11. Rights of Stockholders. Subject to Section 4 hereof, no Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become issuable, as provided herein.

      12. Expiration of Warrant. This Warrant shall expire and shall no longer be exercisable as of 5:00 p.m., Eastern Time, on October 30, 2008.

      13. Miscellaneous.

      (a) This Warrant shall be governed by and construed for all purposes under and in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

      (b) The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

      (c) The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Warrant shall survive the execution and delivery of this Warrant.

      (d) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the Holder and of the Shares issued or issuable upon the exercise hereof.

      (e) This Warrant and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

      (f) The Company shall not, by amendment of its Certificate of Incorporation or By-Laws, or through any other means, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms of this Warrant and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

      (g) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company, at its expense, will execute and deliver to the Holder, in lieu thereof, a new Warrant of like date and tenor.

      (h) This Warrant and any provision hereof may be amended, waived or terminated only by an instrument in writing signed by the Company and the Holder.

      (i) The Warrant Shares shall be registered under the Securities Act to the extent provided in the certain Registration Rights Agreement, of even date herewith, by and between the Company and the Holder of this Warrant.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                       Predix Pharmaceuticals Holdings, Inc.

                                       By: /s/ NIK HAYES
                                           ------------------------------------
                                           Name: Nik Hayes
                                           Title: Chief Financial Officer

Acknowledged and Accepted:

RRD INTERNATIONAL, LLC

By: /s/ JOSEPH P. CLANCY
    -------------------------------
Name: Joseph P. Clancy
Title: Chief Executive Officer
Address: 11 North Washington Street, Ste 310
         Rockville, MD 20850

                                                                       EXHIBIT A

                               NOTICE OF EXERCISE

TO: Predix Pharmaceuticals Holdings, Inc.
    Attention: Chief Financial Officer

      1. The undersigned hereby elects to purchase _________________ shares of Common Stock of Predix Pharmaceuticals Holdings, Inc. pursuant to the terms of this Warrant, and tenders herewith payment of the purchase price of such shares in full.

      2. Please issue a certificate or certificates representing said securities in the name of the undersigned or in such other name as is specified below:

                              ___________________________
                                        (Name)

                              ___________________________

                              ___________________________
                                       (Address)

      3. The undersigned hereby represents and warrants that the aforesaid securities are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 10 of the attached Warrant are true and correct as of the date hereof.
                                           ___________________________
                                           (Signature and Date)

                                                                       EXHIBIT B

                               FORM OF ASSIGNMENT

                  (To be executed by the Holder if such Holder
                        desires to transfer the Warrant)

FOR VALUE RECEIVED __________________________________ (the "Transferor") hereby sells, assigns and transfers unto _____________________________ (the
"Transferee")

                  (Please print name and address of transferee)

this Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________ as its Attorney to transfer such Warrant on the books of Predix Pharmaceuticals Holdings, Inc., with full power of substitution. The Transferor has provided a written instrument to the Company notifying the Company of such transfer and pursuant to which the Transferee hereunder has agreed in writing to be bound by the terms of the Warrant dated October 30, 2003 issued by Predix Pharmaceuticals Holdings, Inc., a Delaware corporation, a copy of which has been provided to the Transferee by the Transferor.

Dated:                                 Signature ______________________________
                                       (Signature must conform in all respects
                                       to name of Holder as specified on the
                                       face of the Warrant)

                                       _________________________________________
                                       (Insert Social Security or other
                                       Identifying Number of Holder)